UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): June 9, 2008

XCORPOREAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18718	75-2242792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12121 Wilshire Blvd., Suite 350, Los Angeles, California 90025
(Address of principal executive offices) (Zip Code)

(310) 923-9990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On June 9, 2009, the arbitrator in the arbitration proceeding between our wholly-owed subsidiary, Xcorporeal Operations, Inc. (Operations), and National Quality Care, Inc. (National) issued an Interim Award tentatively denying National’s claims against Operations and two of our directors for fraud, recission, reformation, fraudulent concealment, breach of fiduciary duty, Labor Code violations, unjust enrichment, conversion, intentional interference with prospective economic advantage, intentional interference with contractual relations, unfair business practices, common law unfair competition, misappropriation of trade secrets, and conspiracy, and denying Operations’ and its director’s claims against National for breach of the License Agreement, Merger Agreement and intentional interference with contract and prospective business advantage, and finding National was entitled to attorney’s fees and costs. Subject to satisfaction of any yet-unfulfilled conditions to Closing, a determination of how many shares National should receive, and which entity those shares should come from, the arbitrator granted specific performance of the Technology Transaction set forth in the Merger Agreement dated September 1, 2006. The arbitrator set a conference for June 25, 2008, to discuss the appropriate nature and sequence of further proceedings. We are studying the implications of the ruling and its possible effects.

Unless otherwise required by law, we disclaim any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCORPOREAL, INC.

Date: June 9, 2008	By:	/s/ ROBERT WEINSTEIN
Robert Weinstein
Chief Financial Officer